Calculation of Filing Fee Tables
S-8
Gemini Space Station, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock reserved for issuance under the 2025 Plan	457(a)	5,872,802	$ 6.70	$ 39,347,773.40	0.0001381	$ 5,433.93
2	Equity	Class A common stock reserved for issuance under the ESPP	457(a)	1,174,560	$ 5.70	$ 6,694,992.00	0.0001381	$ 924.58
Total Offering Amounts:						$ 46,042,765.40		$ 6,358.51
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,358.51
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") also covers an indeterminate number of additional Class A common stock, par value $0.001 per share ("Class A common stock") of Gemini Space Station, Inc. (the "Registrant") that may be offered and issued under the Registrant's 2025 Omnibus Incentive Plan (the "2025 Plan") and the Registrant's 2025 Employee Stock Purchase Plan (the "ESPP") to prevent dilution resulting from stock splits, stock distributions, recapitalization or other similar transactions. Represents the automatic increase for 2026 equal to 5% of the total number of shares of all classes of the Company's common stock outstanding on December 31, 2025 pursuant to the 2025 Plan. Estimated solely for purposes of calculating the registration fee for the additional shares reserved under the 2025 Plan in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $6.70, which is the average of the high and low prices of the Registrant's Class A common stock as reported on the Nasdaq Global Select Market ("Nasdaq") on February 17, 2026.

[2]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional Class A common stock, of the Registrant that may be offered and issued under the 2025 Plan and the ESPP to prevent dilution resulting from stock splits, stock distributions, recapitalization or other similar transactions. Represents the automatic increase for 2026 equal to 1% of the total number of shares of all classes of the Company's common stock outstanding on December 31, 2025 pursuant to the ESPP. Estimated solely for purposes of calculating the registration fee for the additional shares reserved under the ESPP in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $5.70, which is 85% of the average of the high and low prices of the Registrant's Class A common stock as reported on Nasdaq on February 17, 2026. Pursuant to the ESPP, the purchase price of the shares of Class A common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of Class A common stock on the Enrollment Date or the Exercise Date (as such terms are defined in the ESPP).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A